                                                                 EXHIBIT 10.11.2

[EXULT LOGO]

MEMORANDUM

To:       James Madden

From:     Jan McLelland

Date:     02/29/00

Re:       Compensation

-------------------------------------------------------------------------------

This memorandum is to confirm the consensus recommendation made by the compensation committee. Effective January 1, 2000 your base compensation increased to an annual $450,000. The bonus target amount will remain at 50% payable at the fiscal year end.

JM/rma